UNION NATIONAL FINANCIAL CORPORATION



           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              AND

                        PROXY STATEMENT

                             2006


                         www.uncb.com
                         ____________

                        PROXY STATEMENT
        Dated and to be mailed on or about March 27, 2006

             UNION NATIONAL FINANCIAL CORPORATION
                        570 LAUSCH LANE
                 LANCASTER, PENNSYLVANIA 17601
                        (717) 492-2222

                 ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON April 26, 2006


                       TABLE OF CONTENTS
                                                          PAGE
PROXY STATEMENT........................................... 1

GOVERNANCE OF THE COMPANY................................. 2

ELECTION OF DIRECTORS..................................... 4

SHARE OWNERSHIP........................................... 7

COMPENSATION AND PLAN INFORMATION......................... 9

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE
 COMPENSATION............................................ 15

REPORT OF THE AUDIT COMMITTEE............................ 17

SHAREHOLDER RETURN PERFORMANCE GRAPH..................... 19

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.. 20

ADDITIONAL INFORMATION................................... 20

OTHER MATTERS............................................ 20

GOVERNANCE AND NOMINATING COMMITTEE CHARTER...... Appendix A

                     PROXY STATEMENT


INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies by Union National Financial Corporation, on behalf of the Board of Directors, for the 2006 Annual Meeting of Shareholders. This proxy statement and the related proxy form are being distributed on or about March 27, 2006.

     Union National Financial Corporation will bear the expense of soliciting proxies. In addition to the solicitation of proxies by mail, directors, officers and employees of the Corporation and its subsidiaries may, without additional compensation, solicit proxies in person, by telephone, and through other means of communication.

     The annual meeting of shareholders will be held on Wednesday, April 26, 2006 at 10:00 a.m. at The Eden Resort Inn,
222 Eden Road, Lancaster, Pennsylvania 17601-4216. Shareholders of record at the close of business on March 20, 2006, are entitled to vote at the meeting.

     At the annual meeting, shareholders will vote to:

       * Elect four (4) Class A directors each to serve for a three-year term; and
       * Transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

PROXIES AND VOTING PROCEDURES

     You can vote your shares by completing and returning a written proxy card. You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card will not affect your right to attend the meeting and will in no way limit your right to vote at the annual meeting, if you later decide to attend in person.

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you through your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting, unless you obtain a proxy executed in your favor, from the holder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

     By properly completing a proxy, you appoint Amos F. Lichty and Patricia A. Miller as proxy holders to vote your shares, indicated on the proxy card. Any signed proxy card not specifying to the contrary will be voted FOR the election of the director nominees identified in this Proxy Statement.

     You may revoke your written proxy by delivering written notice of revocation to Carl R. Hallgren, Secretary of the Corporation, or by executing a later dated proxy and giving written notice of the revocation to Mr. Hallgren at any time before the proxy is voted at the meeting. Proxy holders will vote shares represented by proxies, if properly signed and returned, in accordance with instructions of shareholders.

     Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the board of directors.

     If a shareholder is a participant in the Corporation's Dividend Reinvestment and Stock Purchase Plan (the "DRIP"), the enclosed proxy will not serve as a voting instruction card for the shares held in the DRIP. Instead, the Trust Department of the Bank, as the administrator of the DRIP, will send separate voting instruction cards covering the shares held in the DRIP. A shareholder must sign and return the separate voting instruction cards, or the shares held in the DRIP will not be voted.

     At the close of business on March 20, 2006, Union National
Financial Corporation had 2,516,050 shares of common stock, par value $0.25 per share, issued and outstanding.

QUORUM

     A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the conduct of business. Under Pennsylvania law and Union National Financial Corporation's By-laws, the presence of a quorum is required for each matter to be acted upon at the meeting. Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter. Broker non-votes are not counted in determining the presence of a quorum for a particular matter as to which the broker withheld authority. Each share is entitled to one vote on all matters submitted to a vote of the shareholders. All matters to be voted upon by the shareholders require the affirmative vote of a majority of shares voted, in person or by proxy, at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under Union National Financial Corporation's Articles of Incorporation or Bylaws. In the case of the election of directors, the candidates receiving the highest number of votes are elected. Shareholders are not entitled to cumulate votes for the election of directors.

     Assuming the presence of a quorum, the four nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors will be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.


                  GOVERNANCE OF THE COMPANY

     Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules of the OTCBB, and SEC regulations, as well as best practices suggested by recognized corporate governance authorities.

       MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, a
Compensation Committee, which is called the Human Resources
Committee, and a Nominating Committee, which is called the Governance and Nominating Committee.

     AUDIT COMMITTEE. Members of the Audit Committee, during 2005, were Benjamin W. Piersol, Jr., Chairman, Darwin A. Nissley, Lloyd C. Pickell, James R. Godfrey, Nancy Shaub Colarik, and
Kevin Dolan.   The Audit Committee met eight (8) times during
2005.  The members of the Audit Committee for 2006 are Benjamin
W. Piersol, Jr., Chairman, Darwin A. Nissley, Lloyd C. Pickell, James R. Godfrey, and Nancy Shaub Colarik. All members of the Audit Committee are independent (as independence is currently defined in NASD Rule 4200(a)(15)) and Section 10A of the Exchange Act. The principal duties of the Audit Committee, as set forth in its charter, which was attached to the Proxy Statement for the 2004 Annual Meeting of Shareholders, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and recommending, annually, to the Board of Directors the engagement of an independent certified public accountant.

     Union National Financial Corporation has no "audit committee financial expert" and currently is considering persons to serve on the Board who would qualify as a financial expert. However, the board of directors believes that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the committee.

     HUMAN RESOURCES COMMITTEE. In fiscal 2005, the Human Resources Committee, a Bank level committee, performed the functions of the Compensation Committee for the Corporation. Members of the Human Resources Committee during 2005 were James
R. Godfrey, Chairman, Benjamin W. Piersol, Jr., Carl R. Hallgren, and William M. Nies. Mark D. Gainer and R. Michael Mohn are ex officio members. The principal duties of the Human Resources Committee include the establishment of policies dealing with various compensation plans for Union National Financial Corporation. In addition, the committee makes recommendations to the Board with respect to compensation paid to senior executives. The Human Resources Committee met seven (7) times during 2005.

     GOVERNANCE AND NOMINATING COMMITTEE. Union National Financial Corporation created the Governance and Nominating Committee. The Governance and Nominating Committee consists entirely of independent directors (as independence is currently defined in NASD Rule 4200(a)(15)). The members of the Governance and Nominating Committee are Donald H. Wolgemuth, Chairman, Benjamin W. Piersol, Jr. and Carl R. Hallgren. Mark D. Gainer is an ex officio member. The Governance and Nominating Committee has no formal process for considering director candidates recommended by shareholders, but its policy is to give due consideration to any and all such candidates. The principal duties of the Governance and Nominating Committee, as set forth in the Charter, which is attached to this Proxy Statement as Appendix A, include identifying individuals qualified to become Board members, who reflect criteria as specified by the Board, recommend nominees to fill vacancies, develop and recommend the Corporate Governance Guidelines of the company and periodically review and assess Board and Management performance. The Governance and Nominating Committee met nine (9) times during 2005.

     The Board of Directors of Union National Financial
Corporation met ten (10) times during 2005. All directors attended at least 75% or more of the meetings of the Board of Directors and of the various committees on which they served. All of our Directors attended the 2005 Annual Meeting of Shareholders and we expect that they will all attend this year's annual meeting.


SHAREHOLDER COMMUNICATIONS

     The Board of Directors does not have a formal process for shareholders to send communications to the board. Due to the infrequency of shareholder communications to the Board of Directors, the board does not believe that a formal process is necessary.

NOMINATION OF DIRECTORS

     Under the Corporation's By-laws, nominations for director may be made only by the Board of Directors or a Board of Directors' committee, or by a shareholder of record entitled to vote. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and materials required by the By-laws to our corporate Secretary not less than 60 days prior to the date of any meeting of shareholders called for the election of directors. You can obtain a copy of the full text of the By-law provision by writing to Carl R. Hallgren, Secretary, Union National Financial Corporation, 570 Lausch Lane, Lancaster, Pennsylvania 17601. A copy of our By-laws has been filed with the Securities and Exchange Commission as an exhibit to Form 8-K, filed March 30, 2001.

     The Corporate Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members and to recommend such individuals to the Board for nomination. In fulfilling its responsibilities to select qualified and appropriate director candidates, the Corporate Governance and Nominating Committee will seek to balance the existing skill sets of current board members with the need for other diverse skills and qualities that will complement the Corporation's strategic vision. All candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity. Other facts to be considered include an individual's business experience, education, civic and community activities, knowledge and experience with respect to the issues impacting the financial services industry and public companies, as well as the ability of the individual to devote the necessary time to serve as a Director. A majority of the Directors on the Board must meet the criteria for "independence" established by the NASDAQ Stock Market, and the Corporate Governance and Nominating Committee will consider any conflicts of interest that might impair that independence.

     All nominees will be evaluated in the same manner, regardless of whether they are recommended by the Corporate
Governance and Nominating Committee or recommended by a shareholder.

SUBMISSION OF SHAREHOLDER PROPOSALS

     If a shareholder wants us to include a proposal in our proxy statement for presentation at our 2007 annual meeting of shareholders, the proposal must be received by us at our principal executive offices at 101 E. Main Street, Mount Joy, Pennsylvania 17552 no later than November 27, 2006. For proposals received after that date, they may be considered at the annual meeting but they may not be included in Union National Financial Corporation's proxy statement at the Board's discretion.

                    ELECTION OF DIRECTORS

     Union National Financial Corporation's By-laws provide that the Board of Directors consists of not less than seven or more than twenty-five (25) persons. The Board of Directors is also divided into three classes. Each class consists, as nearly as possible, of one-third of the directors. The By-laws also provide that the directors of each class are elected for a term of three years, so that the term of office of one class of directors expires at the annual meeting each year. The Board of Directors determines the number of directors in each class. The By-laws also require that a director own shares of common stock having a fair market value of at least $30,000 at the time the director is elected or appointed to the board.

     A majority of the Board of Directors may increase the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the expiration of the term of office of the class of directors to which the director was appointed. There is a mandatory retirement provision in the By-laws that provides for the retirement of directors after reaching age 70.

     Section 10.1 of Union National Financial Corporation's By-laws requires that nominations, other than those made by or on behalf of the existing management of Union National Financial Corporation, be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or received at the principal executive office of the Corporation not less than 60 days prior to the meeting of shareholders of the Corporation called for the election of directors. The notice must also provide the specific information required by Section 10.1. The chairman of the meeting is required to determine whether nominations have been made in accordance with the requirements of the By-laws. If he determines that a nomination was not made in accordance with the By-laws, he shall so declare at the annual meeting and the defective nomination will be disregarded. You may obtain a copy of the Corporation's By-laws by writing to the Secretary, Union National Financial Corporation, 570 Lausch Lane, Lancaster, Pennsylvania 17601.

     The Board of Directors has fixed the number of directors at eleven (11). There are four nominees for the Board of Directors for election at the 2006 Annual Meeting. The Board of Directors has nominated the following four persons for election to the Board of Directors for the terms specified:

                Nominees for Class A Directors
                  For a Term of Three Years
                  _________________________
                       Mark D. Gainer
                      Darwin A. Nissley
                      James R. Godfrey
                     Nancy Shaub Colarik

     Each of the nominees presently serves as a director.

     In the event that any of the nominees are unable to accept nomination or election, proxy holders will vote proxies given pursuant to this solicitation in favor of other persons recommended by the Board of Directors. The Board of Directors has no reason to believe that any of its nominees will be unable to serve as a director if elected.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

     Information, as of March 20, 2006, concerning the four nominees to the Board of Directors and the seven continuing directors appear below.

                                  Principal Occupation for the
                                Past Five Years and Postions Held
                       Director   with Union National Financial
Name and Age             Since    Corporation and Subsidiaries
____________             _____   _______________________________

                                 Class of A - Nominees
                                 ________________________________

Mark D. Gainer           1996    Effective January 1, 2006,
(51)                             President, Chairman & Chief
                                 Executive Officer of Union
                                 National Financial Corporation,
                                 President & Cheif Executive
                                 Officer since 1999 and Vice
                                 President 1986 to 1998;
                                 effective January 1, 2006,
                                 Chairman and Chief Executive
                                 Officer of Union National
                                 Community Bank, President and
                                 Chief Executive Officer 1999-
                                 2005, and Senior Vice President
                                 1982-1998, and Chief Operating
                                 Officer 1996-1998.

Darwin A. Nissley        1999    Partner, Nissley Brothers.
(48)

James R. Godfrey         2003    Executive Vice President,
(61)                             Teachers Protective Mutual Life
                                 Insurance Company; Senior
                                 Consultant, The Benecon Group
                                 (employee benefits consulting
                                 firm from October 2004 to
                                 December 20055); President,
                                 HealthGuard of Lancaster, Inc.
                                 from 1985 to 2004.

Nancy Shaub Colarik      2003    Retired Senior Banking Officer;
(55)                             President of Board, YWCA of
                                 Lancaster (volunteer position)
                                 through May 2005; effective
                                 February 2006, Director, Board
                                 of Trustees, YWCA (volunteer
                                 position); and Director,
                                 Secretary/Treasurer of Millcreek
                                 Homeowners Association.

                                Class of B - Continuing Directors
                                _________________________________

Carl R. Hallgren         1986    Attorney at Law, Part owner and
(68)                             Treasurer, Morgan, Hallgren,
                                 Crosswell & Kane, P.C.;
                                 Director, Conestoga Financial
                                 Corporation; Director, Conestoga
                                 Title Insurance  Company;
                                 Director & Treasurer, Seven
                                 Hundred Duke Abstract,  Inc.;
                                 Secretary of the Corporation
                                 since 1986; and Solicitor to the
                                 Bank since 1979.

Lloyd C. Pickell         2001    Public Accountant, Lloyd C.
(59)                             Pickell Public Accountant;
                                 Secretary/Controller, J.B.
                                 Hostetter & Sons, Inc.; and
                                 Secretary/Treasurer, Grandview
                                 Meadows, Inc.

Michael A. Frey          2006    Vice President, Union National
(41)                             Financial Corporation, Effective
                                 January 1, 2006, President and
                                 Chief Operating Officer of Union
                                 National Community Bank,
                                 Executive Vice President and
                                 Chief Operating Officer 2001-
                                 2005, Senior Vice President and
                                 Chief Operating Officer 1998-
                                 1999.

                                Class of C - Continuing Directors
                                _________________________________

Kevin D. Dolan           2005    Partner and Part-Owner,
(52)                             Gingrich, Smith, Klingensmith &
                                 Dolan Real Estate; President, E-
                                 town Transfer Company, Inc.
                                 (since 2001).

William E. Eby           1986    Retired; President/CEO of Union
(69)                             National Financial Corporation
                                 from 1986 to 1998 and Union
                                 National Community Bank from
                                 1984 to 1998.

Benjamin W. Piersol, Jr. 1996    Vice President, Co-owner, Sloans
(53)                             Pharmacy, Inc.  (retail
                                 pharmacy).

                              6


                                  Principal Occupation for the
                                Past Five Years and Postions Held
                       Director   with Union National Financial
Name and Age             Since    Corporation and Subsidiaries
____________             _____   _______________________________
William M. Nies          2003    Independent Real Estate
(58)                             Agent/Developer, LMS Commercial
                                 Real Estate.



                         SHARE OWNERSHIP

PRINCIPAL HOLDERS

     To the best of our knowledge, no persons or entities owned of record or beneficially, on March 20, 2006, more than 5% of the outstanding Union National Financial Corporation common stock.

BENEFICIAL OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND
NOMINEES

     The following table shows, as of March 20, 2006, the amount and percentage of Union National Financial Corporation common stock beneficially owned by each director, each nominee, each named executive officer and all directors, nominees and executive officers of the Corporation as a group.

     Beneficial ownership of shares of Union National Financial Corporation common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

       * Voting power, which includes the power to vote or to direct the voting of the stock; or
       * Investment power, which includes the power to dispose or direct the disposition of the stock; or
       * The right to acquire beneficial ownership within 60 days after March 20, 2006.

     Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors, nominees and executive officers is rounded to the nearest whole share. The percentage of all Union National Financial Corporation common stock owned by each director, nominee or executive officer is less than 1% unless otherwise indicated.

                                           Amount and
                                           Nature of
                                           Beneficial  Percent of
Name of Individual or Identity of Group    Ownership     Class
_______________________________________   ___________  __________
  Directors and Nominees
  ______________________

Nancy Shaub Colarik                          2,732(1)        --%

Kevin D. Dolan                               3,623(2)        --%

William E. Eby                              24,687(3)        --%

Michael A. Frey                             30,294(4)      1.19%

Mark D. Gainer                              41,952(5)      1.65%

James R. Godfrey                             2,877(6)        --%


Carl R. Hallgren                            22,468(7)        --%

William M. Nies                              2,837(8)        --%

Darwin A. Nissley                            9,845(9)        --%

Lloyd C. Pickell                             5,488(10)       --%

Benjamin W. Piersol, Jr.                     9,416(11)       --%

  Other Named Executives
  ______________________

Clement M. Hoober                           26,097(12)     1.03%

Charles R. Starr                             5,565(13)       --%

  All Directors, Nominees and Executive    187,881         7.13%

  Officers as a Group (13 persons)

(1) Includes 1,575 shares of Common Stock held individually by Ms. Colarik and options to purchase 1,157 shares.

(2) Includes 3,623 shares of Common Stock held individually by Mr. Dolan, 788 shares held in a 401(k) for the benefit of Mr. Dolan, and 74 shares held in a real estate partnership of which Mr. Dolan is a partner.

(3) Includes 1,770 shares of Common Stock held individually by Mr. Eby and 15,974 shares of Common Stock held jointly with his spouse and options to purchase 6,943 shares.

(4) Includes 1,635 shares of Common Stock held individually by Mr. Frey and options to purchase 28,659 shares.

(5) Includes 5,395 shares of Common Stock held individually by Mr. Gainer, 486 shares of Common Stock held individually by his spouse, and options to purchase 36,557 shares.

(6) Includes 1,720 shares of Common Stock held individually by Mr. Godfrey and options to purchase 1,157 shares.

(7) Includes 11,785 shares of Common Stock held individually by Mr. Hallgren and 4,897 shares of Common Stock held by his daughter and options to purchase 5,786 shares.

(8) Includes 1,680 shares of Common Stock held individually by Mr. Nies and options to purchase 1,157 shares.

(9) Includes 4,686 shares of Common Stock held individually by Mr. Nissley and 230 shares of Common Stock held by his sons and options to purchase 4,929 shares.

(10) Includes 3,174 shares of Common Stock held individually by Mr. Pickell and 392 shares held jointly with his spouse and options to purchase 2,314 shares.

(11) Includes 4,787 shares of Common Stock held individually by Mr. Piersol and options to purchase 4,629 shares.

(12) Includes 1,520 shares of Common Stock held individually by Mr. Hoober and options to purchase 24,577 shares.

(13) Includes 2,673 shares of Common Stock held jointly with Mr.
     Starr's spouse and options to purchase 2,892 shares.


EXECUTIVE OFFICERS

     The following table provides information, as of March 20, 2006, about the Corporation's executive officers.

                        Principal Occupation For the Past Five
                      Years and Position Held with Union National
Name              Age   Financial Corporation and Subsidiaries
____              ___ ___________________________________________

Mark D. Gainer     51 President, Chief Executive Officer, and
                      Chairman of the Corporation and Chairman
                      and Chief Executive Officer of Bank

Michael A. Frey    41 Vice President and Director of the
                      Corporation and President and Chief
                      Operating Officer of the Bank.

Clement M. Hoober  50 Chief Financial Officer and Treasurer of
                      the Corporation and Executive Vice
                      President, Chief Financial Officer of the
                      Bank

Charles R. Starr   59 Insider Trading Compliance Officer of the
                      Corporation and Vice President and Trust
                      Officer of the Bank.

               COMPENSATION AND PLAN INFORMATION

EXECUTIVE COMPENSATION

     The following table summarizes the total compensation, for each of the last three years for Mark D. Gainer, Union National Financial Corporation's Chief Executive Officer and the two other most highly compensated policy making individuals who were serving as officers at the end of 2005. These individuals are referred to as the "Named Executive Officers."


                SUMMARY COMPENSATION TABLE
                __________________________



                                        Annual Compensation
                                      _______________________
Name and Principal Position          Year    Salary      Bonus
____________________________________ ____ ____________ _________
MARK D. GAINER, President, Chief     2005 $213,998(10) $14,777(1)
Executive Officer of the Corporation 2004 $203,173(10) $20,000(1)
and and Chief Executive Officer of   2003 $188,856     $10,000(1)
the Bank

MICHAEL A. FREY, Vice President      2005 $164,994(10) $28,733(2)
of the Corporation and President     2004 $157,683(10) $24,000(2)
and Chief Operating Officer of the   2003 $143,260     $24,000(2)
Bank

CLEMENT M. HOOBER, Chief             2005 $140,572(10) $17,500(3)
Financial Officer and Treasurer of   2004 $127,685(10) $13,000(3)
the Corporation and Executive Vice   2003 $122,239     $10,000(3)
President and Chief Financial
Officer of the Bank




                                     Other Annual
Name and Principal Position          Compensation
____________________________________ ____________
MARK D. GAINER, President, Chief         $--
Executive Officer of the Corporation     $--
and Chief Executive Officer of the       $--
Bank

MICHAEL A. FREY, Vice President          $--
of the Corporation and President         $--
and Chief Operating Officer of the       $--
Bank

CLEMENT M. HOOBER, Chief                 $--
Financial Officer and Treasurer of       $--
the Corporation and Executive Vice       $--
President and Chief Financial
Officer of the Bank


                                          Long Term
                                        Compensation
                                        ____________
                                     Awards    Payouts
                                     ______    _______
                                    Securities
                                    Underlying
                                     Options/    LTIP

Name and Principal Position            SARs    Payouts
____________________________________ _________ _______
MARK D. GAINER, President, Chief      5,000(4)    --
Executive Officer of the Corporation  5,250(4)    --
and Chief Executive Officer of the    3,250(4)    --
Bank

MICHAEL A. FREY, Vice President       3,000(5)    --
of the Corporation and President      3,150(5)    --
and Chief Operating Officer of the    2,625(5)    --
Bank

CLEMENT M. HOOBER, Chief              3,000(6)    --
Financial Officer and Treasurer of    3,150(6)    --
the Corporation and Executive Vice    2,625(6)    --
President and Chief Financial
Officer of the Bank


                                       All Other
Name and Principal Position           Compensation
_____________________________________ ____________
MARK D. GAINER, President, Chief       $24,381(7)
Executive Officer of the Corporation   $18,214(7)
and Chief Executive Officer of the     $17,598(7)
Bank

MICHAEL A. FREY, Vice President        $15,571(8)
of the Corporation and President       $15,418(8)
and Chief Operating Officer of the     $12,774(8)
Bank

CLEMENT M. HOOBER, Chief               $12,217(9)
Financial Officer and Treasurer of     $12,727(9)
the Corporation and Executive Vice     $11,277(9)



  (1) For 2005, includes a discretionary bonus of $10,000 and $4,777 under the 2005 Management Incentive Plan earned in
       2005, but paid in 2006. For 2004, includes a discretionary bonus of $15,000 and $5,000 under the 2004 Management
       Incentive Plan earned in 2004, but paid in 2005.  For
       2003, includes a discretionary bonus of approximately
       $10,000.

  (2) For 2005, includes a discretionary bonus of $10,158 and $18,575 under the 2005 Management Incentive Plan earned in
       2005, but paid in 2006. For 2004, includes a discretionary bonus of $6,975 and $17,025 under the 2004
       Management Incentive Plan earned in 2004, but paid in 2005. For 2003, includes a discretionary bonus of $17,700 and $6,300 under the 2003 Management Incentive Plan earned in 2003, but paid in 2004.

                              9

  (3) For 2005, includes a discretionary bonus of $15,000 and $2,500 under the 2005 Management Incentive Plan earned in
       2005, but paid in 2006. For 2004, includes a discretionary bonus of $7,650 and $5,350 under the 2004
       Management Incentive Plan earned in 2004, but paid in 2005. For 2003, includes $7,200 as a discretionary bonus in 2003, as well as a $2,800 bonus under the 2003
       Management Incentive Plan earned in 2003, but paid in 2004.

  (4) On December 11, 2003, the Corporation granted Mr. Gainer options to purchase 5,250 shares at an exercise price of $19.93. These are currently exercisable. On June 17,
       2004, the Corporation granted Mr. Gainer options to purchase 5,250 shares at an exercise price of $22.14.
       These options are currently exercisable. On June 16, 2005, the Corporation granted Mr. Gainer options to purchase 5,000 shares at an exercise price of $21.19.
       These options are currently exercisable. The term of all options is ten years.

  (5) On December 11, 2003, the Corporation granted Mr. Frey options to purchase 2,625 shares at an exercise price of $19.93. These are currently exercisable. On June 17,
       2004, the Corporation granted Mr. Frey options to purchase
       3,150 shares at an exercise price of $22.14. These options are currently exercisable. On June 16, 2005, the Corporation granted Mr. Frey options to purchase 3,000 shares at an exercise price of $21.19. These shares are currently exercisable. The term of all options is ten years.

  (6) On December 11, 2003, the Corporation granted Mr. Hoober options to purchase 2,625 shares at an exercise price of $19.93. These are currently exercisable. On June 17,
       2004, the Corporation granted Mr. Hoober options to purchase 3,150 shares at an exercise price of $22.14.
       These options are currently exercisable. On June 16, 2005, the Corporation granted Mr. Hoober options to purchase 3,000 shares at an exercise price of $21.19.
       These shares are currently exercisable. The term of all options is ten years.

  (7) Includes life insurance premiums amounting to $90 in 2005 and $432 in 2004 and 2003 (face value of $50,000 term life insurance for 2004 and 2005, $300,000 term life insurance for 2003). Also includes premiums for long-term disability insurance amounting to $548 in 2005, $312 in 2004 and 2003; and $1,274 in 2005, $1,170 in 2004 and
       $1,326 in 2003 for short-term disability insurance. Also includes employer's contributions to the 401(k) Profit
       Sharing Plan of $15,564 for 2005, $16,300 for 2004, and
       $15,528 for 2003.  Also includes $2,860 and $4,045 in
       Long-Term Care Insurance paid for the benefit of Mr. and Mrs. Gainer, respectively in 2005.

  (8) Includes life insurance premiums amounting to $90 in 2005 and $432 in 2004 and 2003 (face value of $50,000 term life insurance for 2004 and 2005, $300,000 term life insurance for 2003). Also includes premiums for long-term disability insurance amounting to $495 in 2005, $312 in 2004 and 2003, and $987 in 2005, $977 in 2004, and $838 in
       2003 for short- term disability insurance. Also includes employer's contributions to the 401(k) Profit Sharing Plan of $13,999 for 2005, $13,697 for 2004, and $11,192 for
       2003.

  (9) Includes life insurance premiums amounting to $90 in 2005 and $432 for 2004 and 2003 (face value of $50,000 term life insurance for 2005 and 2004, $300,000 term life insurance for 2003). Also includes premiums for long-term disability insurance amounting to $408 in 2005, $286 in 2004 and 2003; and $812 in 2005, $803 in 2004, and $704 in
       2003 for short-term disability insurance. Also includes employer's contributions to the 401(k) Profit Sharing Plan of $10,907 for 2005, $11,206 for 2004, and $9,855 for
       2003.

  (10) Includes accrual of paid time off. As determined by the Human Resources Committee, Mr. Gainer's base salary for
       2005 and 2004 was $210,000 and $200,000, respectively; Mr.
       Frey's base salary for 2005 and 2004 was $162,750 and $155,000, respectively; and Mr. Hoober's base salary for 2005 and 2004 was $136,327 and $127,500, respectively.


OPTION GRANTS IN LAST FISCAL YEAR


     Union National Financial Corporation granted stock options under its Stock Incentive Plan to its named executive officers during 2005 as shown in the table below. The options were granted on June 16, 2005, and, under the terms of the Stock Incentive Plan, became fully exercisable on December 16, 2005. The exercise price of options granted was $21.19, the market price on the grant date. The exercise price is adjustable in the event of any change in the number of issued and outstanding shares that results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the Corporation.

     The following table sets forth certain information concerning options granted during 2005 to the named executives as individual grants:




                Individual Grants
_________________________________________________
                                                    Potential
                       % Of Total                  Realizable
                        Options                       Value
                Number Granted to                   at Assumed
                   of   Employ- Exercise           Annual Rates
               Securities  ees   or               of Stock Price
               Underlying  in   Base               Appreciation
                Options  Fiscal Price  Expiration for Option Term
    Name        Granted  Year  ($/Sh)    Date     5%($)    10%($)
    ____        _______  ____  ______    ____     _____    ______
Mark D. Gainer    5,000  18.5% $21.19  06/16/15  66,650  168,850

Michael A. Frey   3,000  11.1% $21.19  06/16/15  39,990  101,310

Clement M. Hoober 3,000  11.1% $21.19  06/16/15  39,990  101,310


     The assumed annual rates of appreciation of 5% and 10% would result in the price of Union National Financial Corporation's stock increasing to $34.52 and $54.96, respectively.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-
END OPTION VALUES

     The following table summarizes option exercises during 2005 by the Named Executive Officers and presents the value of their unexercised options at December 31, 2005:


                    Shares Acquired
    Name            on Exercise (#)     Value Realized ($)
    ____            _______________    ____________________

Mark D. Gainer            0                     0

Michael A. Frey         1,200               $12,426

Clement M. Hoober         700                $6,338


                Number of Securities      Value of Unexercised
               Underlying Unexercised        In-the-money
                     Options at                Options at
                 Fiscal Year-End (#)       Fiscal Year-End ($)
Name          Exercisable/Unexercisable Exercisable/Unexercisable
____          _________________________ _________________________

Mark D. Gainer      36,557/0                   94,074/0

Michael A. Frey     28,844/0                  142,882/0

Clement M. Hoober   24,577/0                   88,788/0



     The column "Value Realized" shows the difference between the fair market value on the date of exercise and the exercise price of the options exercised, if any options were exercised. "In-The-Money Options" are stock options where the market price of the underlying common shares exceeded the exercise price at December 31, 2005. The value of these options is determined by subtracting the total exercise price from the total fair market value of the underlying common shares on December 31, 2005. The fair market value of underlying securities was computed by averaging the closing bid and asked quotations for five trading days immediately preceding December 31, 2005, minus the exercise price.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION
PLANS

     The following table discloses the number of outstanding options, warrants and rights granted by the Corporation to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans. The table provides this information separately for equity compensation plans that have and have not been approved by security holders.


                         (A)(#)                 (B)($)
                  Number of Securities
                    to be Issued Upon      Weighted Average
                 Exercise of Outstanding   Exercise Price of
                    Options, Warrants,    Outstanding Options,
                        and Rights        Warrants, and Rights
                     ___________________  ____________________
Equity Compensation
  Plans Approved
  by Shareholders (1)   202,999                   $18.22

Equity Compensation
  Plans Not Approved
  by Shareholders          0                        0
                           _                        _

Totals                  202,999                   $18.22
                        =======                   ======


                         (C)(#)
                  Number of Securities
                  Remaining Available
               for Future Issuance Under
                  Equity Compensation
               Plans Excluding Securities
                  Reflected in Column (A)
                     ____________________
Equity Compensation
  Plans Approved
  by Shareholders (1)    31,920

Equity Compensation
  Plans Not Approved
  by Shareholders          0
                           _

Totals                   31,920
                         ======


(1) Includes shares issued under Union National Financial
Corporation's 1988 and 1997 Stock Incentive Plans, 1997 Stock
Purchase Plan (which expired in 2003) and 1997 Independent
Director Plan (expired).


STOCK INCENTIVE PLAN

     Union National Financial Corporation maintains a Stock Incentive Plan that was originally approved at the 1997 Annual Meeting, which was amended, and re-approved by the shareholders at the 2003 annual meeting. The purpose of the Stock Incentive Plan is to advance the development, growth and financial condition of Union National Financial Corporation and its subsidiaries by providing incentives through participation in the appreciation of capital stock of the Corporation in order to secure, retain and motivate personnel responsible for the operation and management of Union National Financial Corporation and its subsidiaries.

     The Board of Directors' Compensation Committee, which is called the Human Resources Committee, consisting exclusively of non-employee directors, administers the Stock Incentive Plan. Persons eligible to receive awards under the Stock Incentive Plan are those key officers and other management employees of the Corporation and its subsidiaries as determined by the committee.

     The Corporation granted 27,000 options under the Stock Incentive Plan during 2005. There were 11,696 options exercised under the Stock Incentive Plan during 2005. At December 31, 2005, there were 31,920 shares reserved for future grants under the Stock Incentive Plan.

401(k) RETIREMENT PLAN

     The Corporation does not have a pension plan. The Bank, however, has a 401(k) Profit Sharing Plan, which replaced the prior non-contributory Employee Profit Sharing Retirement Trust Fund in 1999. The 401(k) Plan is intended to comply with the requirements of Section 401(k) of the Internal Revenue Code and is subject to the Employee Retirement Income Security Act of 1974. An employee is generally eligible to participate in employer contributions after one year of employment in which he or she has completed at least 1,000 "hours of service." The Plan was amended January 1, 2005 to allow employees to contribute 401(k) contributions upon completion of three months of service. A separate account is maintained within the plan for each participant. Any eligible employee may elect to contribute certain portions of salary, wages, bonuses or other direct compensation to the plan. Each year, the Bank contributes to the plan an amount of matching contributions, at its discretion. The Bank also makes annual nonelective contributions to the plan at its discretion and subject to profitability. As in the prior plan, a participant's interest in the plan vests in 20% increments over a five-year period, except for amounts deferred by the employee and employer safe harbor contributions, which are immediately 100% vested. Also, when a participant attains the retirement age of 59 1/2, all amounts are 100% vested. A participant's retirement benefit is essentially his or her accumulated vested account balance.

     The Bank's expense related to contributions to the plan amounted to $324,000 for 2005, $344,000 for 2004, and $289,000
for 2003.  In 2005, 2004, and 2003, the Bank paid $12,000,
$24,000, and $13,000 respectively, for administrative expenses for the 401(k) plan. Mr. Gainer has 29 years of credited service under the plan, Mr. Frey has 7 years of credited service, and Mr. Hoober has 16 years of credited service.

EMPLOYMENT CONTRACTS

     On January 1, 2004, the Corporation, the Bank and Mr. Mark
D. Gainer entered into an employment agreement. The agreement provides that Mr. Gainer serve as President and Chief Executive Officer of the Corporation and the Bank starting January 1, 2004, and defines Mr. Gainer's position, duties, compensation and benefits. The employment agreement has a term of five years, which term renews automatically for an additional one-year term on each anniversary unless the Corporation gives written notice of nonrenewal. The agreement also contains non-competition and confidentiality provisions.

     Mr. Gainer's current annual base salary under the agreement is $210,000. The Corporation or the Bank may increase the base salary from time to time. In addition, the Corporation or the Bank may periodically pay a bonus to Mr. Gainer. Mr. Gainer is also entitled to receive customary employee benefits made available to employees of the Bank.

     Mr. Gainer will be entitled to 2.99 times the sum of his highest annual base salary under the agreement and the average of his annual bonuses for the last three calendar years, payable in 36 equal monthly installments, if:

     * Mr. Gainer terminates his employment for "good reason," as defined in the agreement;

     * The Corporation or Bank terminates Mr. Gainer's employment
       "without cause," as defined in the agreement, and absent a change in control of the Corporation; or

     * Mr. Gainer's employment is terminated as the result of a change in control of the Corporation.

     In addition, for a period of three years, or until Mr. Gainer secures similar benefits through other employment, he will continue to receive his prior regular benefits, including life and health insurance. Also, with certain conditions, he will receive additional retirement benefits as if his employment had continued through the remaining employment term.

     If Mr. Gainer's employment is terminated due to disability, he will be entitled to a benefit consisting of 70% of the following amount: his highest annual base salary under the agreement together with the average of his annual bonuses for the last three calendar years. Amounts payable under any disability plan of the Corporation or the Bank will be subtracted from the amount due. He will also continue to receive his regular employee benefits. These disability benefits will cease upon Mr. Gainer's return to employment, his death, his attaining age 65, or the end of the employment period whichever occurs first.

     If the Corporation or Bank terminates Mr. Gainer's employment "for cause," as defined in the agreement, all of his rights under the agreement will cease.

     On June 1, 2005, the Corporation , the Bank and Michael A. Frey entered into an employment agreement. The agreement defines Mr. Frey's position, duties, compensation and benefits. The employment agreement has a term of three years, which term renews automatically for an additional one-year term at the end of three years and on each anniversary unless the Corporation gives written notice of nonrenewal. The agreement also contains non-competition and confidentiality provisions.

     Mr. Frey's current annual base salary under the agreement is $162,750. The Corporation or the Bank may increase the base salary from time to time. In addition, the Corporation or the Bank may periodically pay a bonus to Mr. Frey. Mr. Frey is also entitled to receive customary employee benefits made available to employees of the Corporation or the Bank.

     Mr. Frey will be entitled to 2 times his annual base salary under the agreement, if:

     * The Corporation or Bank terminates Mr. Frey's employment
       "without cause," as defined in the agreement, and absent a change in control of the Corporation; or

     * Mr. Frey's employment is terminated as the result of a change in control of the Corporation.

     In addition, for a period of eighteen (18) months, or until Mr. Frey secures similar benefits through other employment, he will continue to receive health insurance. Also, with certain conditions, he will receive additional retirement benefits as if his employment had continued through the remaining employment term.

     If the Corporation or Bank terminates Mr. Frey's employment
"for cause," as defined in the agreement, all of his rights under the agreement will cease.

CHANGE OF CONTROL AGREEMENT

     Clement M. Hoober entered into a Change of Control Agreement with the Bank on May 29, 2001. The agreement was effective as of May 29, 2001, and will continue until either party gives the other written notice of termination of employment. If a change of control in the Bank occurs and Mr. Hoober's employment is terminated, other than "for cause," within six months after the date of the change in control, Mr. Hoober will be entitled to receive a payment of 24 months of his current annual salary, paid biweekly. The agreement also contains a non-competition provision.

EXECUTIVE SALARY CONTINUATION AGREEMENT

     On December 31, 2003, the Bank entered into an Executive Salary Continuation Agreement with Mark D. Gainer. The Agreement provides Mr. Gainer or his beneficiary(ies) with supplemental retirement benefits that will be paid upon his retirement, disability, death or upon a "Change of Control", as defined in the Agreement. As of December 31, 2005 the Bank has accrued $103,000 under the Agreement.

EXECUTIVE INCENTIVE RETIREMENT AGREEMENT

     On January 1, 2004, the Bank entered into Executive Incentive Retirement Agreements with Michael A. Frey and Clement
M. Hoober. To encourage the participants to remain employees of the Bank, the Bank has provided the participants with a deferred incentive opportunity. The Bank shall pay the benefits of the Agreement from its general assets.

     Each year, the Bank shall declare and pay an "Incentive Award," as defined in the Agreement, in the form of compensation, and the participants shall defer such amount into their "Deferral Account," as defined in this Agreement. Upon a participant's termination of employment with the Bank, the Bank shall pay the participant a benefit pursuant to the terms and conditions of the Agreement.

     The Agreement contains a "Change of Control" clause. Pursuant to the clause, in the event of a Change of Control while the participants are in the active service of the Bank, the Bank shall pay to the participants the benefit that is described in the clause in lieu of any other benefit under the Agreement. In addition, the participant shall become 100% vested in his Deferral Account balance on the date of Change of Control.

     If the Bank terminates a participant's employment for "Cause," as defined in this Agreement, then the Bank shall not pay the participant any benefit under this Agreement.

GROUP TERM REPLACEMENT PLAN

     On January 1, 2004, the Bank entered into a Group Term Replacement Plan with Mark D. Gainer, Michael A. Frey and Clement
M. Hoober. In an effort to attract and retain highly qualified officers, the Bank is willing to divide the death proceeds of certain life insurance policies that are owned by the Bank on the lives of the participants with the designated beneficiary of each insured participant. The beneficiaries of each insured participant shall receive approximately 3 times the participant's current salary. Pursuant to this Plan, the Bank pays the life insurance premiums of the policies from the Bank's general assets.

     The Agreement contains a "Change of Control" clause. Pursuant to this clause, in the event of a Change of Control, the Bank shall maintain in full force and effect each life insurance policy that is in effect pursuant to this Plan on the date that the Change of Control occurs. The Bank also shall not terminate or otherwise abrogate a participant's interest in the policy, provided, however, that at all times the policy shall be subject to the claims of the Bank's creditors. In addition, upon a Change of Control, all participants become 100% vested in the maximum benefit of their life insurance policy under this Plan.

     If the Bank terminates a participant's employment for "Cause," as defined in the Plan, then the participant's rights under the Plan shall cease and the participant's participation in the Plan shall terminate.

DIRECTORS' COMPENSATION

     Directors receive no remuneration for attendance at meetings of the Board of Directors of the Corporation. Each outside director of the Bank received, in 2005, $630 for each Board meeting, $190 for each committee meeting attended or special assignment, $295 for each Audit Committee meeting attended, and a $5,000 annual retainer. In addition to the foregoing fees, Donald H. Wolgemuth, Chairman of the Board, received fees of $9,700 for his services in 2005 as Chairman. In the aggregate, directors received approximately $170,045 for all Board of Directors' meetings and committees meetings attended in 2005, including all retainers and the fees paid to the Chairman.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     Some of Union National Financial Corporation's directors and executive officers and the companies with which they are associated were customers of, and had banking transactions with, Union National Financial Corporation's subsidiary bank during 2005. All loans and loan commitments made to them and to their companies were made in the ordinary course of bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the Bank, and did not involve more than a normal risk of collectibility or present other unfavorable features. Total loans to these persons at December 31, 2005, amounted to $8,520,608 or approximately 23.7% of the total equity capital of the financial institution. Union National Financial Corporation's subsidiary Bank anticipates that they will enter into similar transactions in the future. In addition, Mr. William M. Nies has a one-third interest, as a limited partner, in Lausch Lane Associates, LP ("LLA"). The Bank leases its Corporate Offices from LLA and expects to pay approximately $470,000 in lease payments during 2006.

  BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors of the Corporation is responsible for the governance of the Corporation and its subsidiary, the Bank. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Corporation's shareholders, customers and the communities served by the Corporation and the Bank. To accomplish the strategic goals and objectives of the Corporation, the Board of Directors engages competent persons who undertake to reach these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Corporation's strategic mission. The Bank provides compensation to the employees of the Corporation and the Bank.

     The fundamental philosophy of the Corporation's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The Human Resources Committee, comprised of the four outside directors listed below, fulfills the function of a Compensation Committee and administers the compensation program. The objectives of the committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent, dedicated, and ambitious managers whose efforts will enhance the products and services of the Corporation. Management believes that this policy will improve profitability, increase dividends to the Corporation's shareholders and increase the appreciation in the market value of shares.

     Subject to the Board's approval, the Human Resources Committee determines general guidelines for the compensation of all officers of the Corporation and the Bank. Actual compensation for each officer is based on a performance review conducted by their supervisor. The Human Resources Committee, subject to the Board's approval, determines the Chief Executive Officer's, the President, Chief Operating Officer's and the Executive Vice President - Chief Financial Officer's compensation. The Board of Directors annually reviews the recommendations of the Human Resources Committee on compensation of the Corporation's and Bank's top executives. During 2005, the Board approved all such recommendations. As a guideline for review in determining base salaries, the committee uses information composed of outside, independent compensation surveys. Various peer companies are provided for a comparison basis including detailed job descriptions of the officers which are used to properly match survey results. The peer groups include banks ranging from $200 million to $500 million in assets, and a regional peer group that includes south central Pennsylvania banks. These peer groups are different than the peer group used for the "Shareholder Return Performance Graph" which appears below. The peer group on the performance chart includes bank holding companies and banks listed on NASDAQ which may not be located in Pennsylvania. The committee refers to Pennsylvania peer group banks because of common industry issues and competition for the same executive talent group.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Board of Directors determined that the Chief Executive Officer's 2005 base salary of $210,000, representing an increase over his 2004 salary of 5%, was appropriate based on the committee's subjective determination, after review of all information deemed relevant, including the Corporation's and Bank's financial performance. There was, however, no direct correlation between the salary increase and these criteria, nor was any specific weight given to an individual criterion.

     As part of the annual performance appraisal, the Board established Key Performance Areas (KPAs) with objectives that they determine are important for the bank's performance. The KPAs for 2005 were: Financial Performance with specific objectives of Return on Equity, Earnings per Share, and Return on Assets; Leadership and Quality Service Management; and Bank Brand Development. The Board determines the CEO's performance based on how well these objectives are met. The level of the CEO's performance is one factor in determining the compensation increase.

EXECUTIVE OFFICERS

     In 2005, the Board of Directors increased the total compensation of the Corporation's and the Bank's executive officers by approximately 5.59% over 2004 compensation, which percentage excludes officers who were not regular full-time employees. Compensation increases were determined by the Human Resources Committee based on its subjective analysis of the individual's contribution to the Corporation's strategic goals and objectives and, in some cases, on changes in the individual's position and duties. In determining whether strategic goals have been achieved, the Board of Directors considers, among numerous factors, the Corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, there is no direct correlation between any specific criterion and the employees' compensation, nor is there any specific weight provided to any such criteria in the committee's analysis. The determination by the committee is subjective after review of all information, including the above, it deems relevant.

     Total compensation opportunities available to the employees of the Bank are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the Bank's success. Individuals are reviewed annually on a calendar year basis. The Bank strives to offer compensation that is competitive with that offered by employers of comparable size in the banking industry. Through these compensation policies, the Corporation strives to meet its strategic goals and to provide compensation that is fair and meaningful to its employees.

                 Human Resources Committee
                 _________________________

   James R. Godfrey, Chairperson     William M. Nies
   Benjamin W. Piersol, Jr.          Carl Hallgren

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Human Resources Committee, which functions as the Compensation Committee, makes recommendations to the Board of Directors concerning the compensation of employees. The membership of this committee includes only outside directors. Mark D. Gainer, President and Chief Executive Officer, is an ex officio member of the Human Resources Committee, but does not participate in his own review or vote on his own salary increases. R. Michael Mohn, Senior Vice President, Organizational Development, is also an ex officio member of the Human Resources Committee.

             REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Corporation's financial reporting processes on behalf of the Board of Directors. In that connection, the Committee, along with the Board of Directors, has formally adopted an audit committee charter setting forth its responsibilities.

     Management has primary responsibility for the financial statements and the reporting process including systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under the Public Company Accounting Oversight Board (United States). In addition, the Committee has discussed, with the independent auditors, the auditors' independence from management and from the Corporation, including the matters in written disclosures required by the Independence Standards Board. The Committee also considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls and the overall quality of the Corporation's financial reporting to the extent practicable. The Corporation has established appropriate policies and procedures to comply with requirements of the Sarbanes-Oxley Act of 2002. The Committee held ten meetings during fiscal year 2005, in addition to reviewing the quarterly results with the financial auditors prior to the SEC filing.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also approved the selection of the Corporation's independent auditors for 2006.

     Aggregate fees billed to the Corporation and the Bank by Beard Miller Company LLP, the independent auditors for the Corporation, for services rendered during the years ended December 31, 2005 and December 31, 2004 were as follows:


                                   2005     2004
     Audit Fees(1)               $63,849  $58,960
     Audit-related fees(2)         6,250       --
     Tax Fees(3)                   6,259    8,169
     All Other Fees(4)             2,569       --
                                 ________________
     TOTAL                       $78,927  $67,129

  (1) Includes professional services rendered for the audit of the Corporation's annual financial statements, and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings including out-of-pocket expenses.

  (2) Includes certain review, analysis and consultations in regard to formation of a mortgage company and assistance with lease accounting.

  (3) Tax fees include preparation of state and federal tax returns.

  (4)  Assistance with Affirmative Action Plan.


     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors except for a $5,000 pre-approved de minimus threshold. These services may include audit services, audit related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case by case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

     The Audit Committee is comprised of the outside directors noted below, all of whom are considered "independent" as defined in the NASDAQ listing standards.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The foregoing report has been furnished by the current members of the Audit Committee.

               Members of the Audit Committee
               ______________________________

    Benjamin W. Piersol, Jr., Chairman  Darwin A. Nissley
    James R. Godfrey                    Lloyd C. Pickell
    Nancy Shaub Colarik

     Representatives of Beard Miller Company LLP are expected to be present at the annual meeting. While the representative will not have an opportunity to make a statement, the representative will be available to respond to appropriate questions.

           SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the yearly dollar change in the cumulative total shareholder return on Union National Financial Corporation's common stock against the cumulative total return of the NASDAQ Composite Index, the Mid-Atlantic Custom Peer Group, and the 2005 Custom Peer Group for the period of five fiscal years commencing January 1, 2001, and ending December 31, 2005. The graph shows the cumulative investment return to shareholders based on the assumption that a $100 investment was made on December 31, 2000, in each of Union National Financial Corporation's common stock, NASDAQ Composite Index, the Mid-Atlantic Custom Peer Group, and the 2005 Custom Peer Group. We computed returns assuming the reinvestment of all dividends. The shareholder return shown on the following graph is not indicative of future performance.

                           [GRAPHIC]

[The following is a description of the performance Graph in a tabular format.]

                                 Period Ending
            _____________________________________________________
Index       12/31/00 12/31/01 12/31/02 12/31/03 12/31/04 12/31/05
_________________________________________________________________
Union
National
Financial
Corporation   100.00   118.57   145.76   199.10   253.57   218.43
NASDAQ
Composite     100.00    79.18    54.44    82.09    89.59    91.54
Mid-Atlantic
Custom Peer
Group*        100.00   118.58   149.09   200.81   225.74   222.32
Custom Peer
Group**       100.00   115.13   144.85   191.50   216.80   205.37

*Mid-Atlantic Custom Peer Group consists of Mid-Atlantic commercial banks with assets less than $1B.

**Custom Peer Group index consists of ACNB, First Chester County
Corporation, Chester Valley Bancorp, Inc., Leesport Financial
Corp., Franklin Financial Services Corporation, Ephrata National
Bank, Orrstown Financial Services, Inc., DNB Financial
Corporation, Juniata Valley Financial Corporation, Mid Penn
Bancorp, Inc., Codorus Valley Bancorp, Inc., and Tower Bancorp
Incorporated.


                   SECTION 16(a) BENEFICIAL
                OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Union National Financial Corporation's directors, executive officers and shareholders who beneficially own more than 10% of Union National Financial Corporation's outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other registered equity securities of Union National Financial Corporation with the Securities and Exchange Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2005 except for Mr. Dolan who failed to file one (1) late report for one (1) transaction.

                    ADDITIONAL INFORMATION

     Any shareholder may obtain a copy of Union National Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2005, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to Clement M. Hoober, Chief Financial Officer, Union National Financial Corporation, 570 Lausch Lane, Lancaster, Pennsylvania 17601

                       OTHER MATTERS

     The Board of Directors knows of no matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of Board of Directors.

                                                    Appendix A


             Union National Financial Corporation
                    Corporate Governance
                             &
                    Nominating Committee
                           of the
                     Board of Directors

I.   AUTHORIZATION

     Pursuant to the Company's Bylaws, the Board of Directors
     (the "Board") has passed resolutions that authorize the formation of a Nominating and Governance Committee of the Board of Directors (the "Committee").

II.  PURPOSE

     To provide continuing assistance to the Board regarding matters relating to governance, performance and composition of the Board.

III. MEMBERSHIP AND STRUCTURE

     The Committee shall be composed of three or more directors.
     Members of the Committee shall be appointed and removed by the Board. All members of the Committee shall be independent and meet the applicable independence requirements of the NASDAQ SmallCap Market.

     The Committee shall meet as needed at stated times without notice or on notice to all by order of the Chairman of the Board of Directors.

     The Committee shall have the authority to delegate any of its responsibilities to subcommittees, in accordance with applicable law, as the Committee may deem appropriate in its sole discretion.

     The Committee shall report its actions and recommendations to the Board after each Committee Meeting.

     The Committee shall have the authority to retain any search firm to assist in identifying director candidates and to retain outside counsel and any other advisors, as the committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Committee shall:

       1. Identify individuals qualified to become Board members, who reflect the criteria as specified by the Board;

       2. Recommend to the Board nominees to fill vacancies on the Board and the nominees to stand for election as directors at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders);

       3. Develop and recommend to the Board the Corporate
          Governance Guidelines of the Company and any proposed changes to such practices;

       4. Periodically review and assess Board and management performance and lead the Board self-evaluation process;

       5. Annually review and assess the Committee's performance and charter and propose changes to the charter to the Board.